                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                            CONTACT:  Jim Bauer
                                                           Investor Relations
                                                           (678) 473-2647
                                                           jim.bauer@arrisi.com



                         ARRIS ANNOUNCES FOURTH QUARTER
                         AND FULL YEAR 2003 RESULTS AND
                       PLANS FOR PARTIAL NOTE REDEMPTION

DULUTH, GA. (FEBRUARY 3, 2004) ARRIS (NASDAQ:ARRS), a global telecommunications technology leader, today announced financial results for the fourth quarter and full year 2003.

FINANCIAL HIGHLIGHTS:

         - Revenues for the fourth quarter of 2003 were up 13% sequentially to $127.8 million.
         - Net income (loss) per share for the fourth quarter was $(0.11). Excluding the items detailed below (a non-GAAP measure), net income (loss) per share for the fourth quarter was $0.07.
         - Gross margin improved by approximately 500 basis points from the third quarter to 33.2%.
         -        Cash on hand at the end of the quarter was $84.9 million.
                  Approximately $26.8 million of cash was generated from operating activities in the fourth quarter.
         - During the quarter the Company terminated its line of bank credit and ended 2003 with no short-term bank debt.

FINANCIAL DETAILS:

Revenues for the fourth quarter were $127.8 million, up $14.7 million from the third quarter, representing the third quarter of sequential revenue growth for the Company. Revenues for the full year 2003 were $434.0 million down $217.9 million from the 2002 level of $651.9 million. Broadband product revenues were $87.3 million in the fourth quarter up 16.4% from the third quarter 2003 level of $75.0 million. Supplies product revenues were $40.5 million in the fourth quarter, up 6.3% compared to $38.1 million in the third quarter of 2003. International sales were $28.1 million in the fourth quarter, as compared to $17.5 million in the third quarter 2003. Sales to Comcast were $41.0 million in the fourth quarter, as compared to $35.8 million in the third quarter 2003. Backlog at the end of the fourth quarter was $53.0 million compared to $59.6 million at the end of the third quarter 2003. Bookings in the fourth quarter were $121.2 million as compared to $128.0 million in the third quarter 2003. The book-to-bill ratio in the fourth quarter was approximately 0.95, compared to
1.13 in the third quarter 2003.

On a U.S. GAAP basis, net income (loss) was $(8.4) million or $(0.11) per share in the fourth quarter and was improved from the third quarter level of $(14.6) million, or $(0.19) per share. Included in the fourth quarter net income (loss) per share are: 1) amortization of intangibles of $(0.12), 2) the write-off of unamortized fees related to its loan facility that was cancelled in the fourth quarter of $(0.03), 3) estimated litigation damages with respect to patent infringement judgments of $(0.04), 4) the write-down to market of certain investments, an early termination fee related to a building lease, and severance costs totaling $(0.01), and 5) a gain related to the partial realization of its outstanding receivables from Cabovisao of $0.02. Excluding these items the net income (loss) in the fourth quarter was $0.07 per share. On a U.S. GAAP basis, net income (loss) for the full year 2003 was $(47.3) million, or $(0.62) per share and compares to $(191.2) million or $(2.33) per share in 2002.

Gross margin of 33.2% was up approximately 500 basis points over third quarter 2003 gross margin of 28.2% as the result of higher volume, favorable product mix, and the implementation of product cost reductions.

Operating expenses (excluding amortization of intangibles) were $36.6 million for the quarter, and included $3.0 million of litigation damages, $1.0 million of restructuring, severance, lease termination costs, and a $1.5 million gain related to the sale of its Cabovisao accounts receivable. Excluding these items, operating expenses were $34.1 million in the fourth quarter. Operating expenses (excluding amortization of intangibles) in the third quarter were $35.1 million, which included $2.8 million of charges related to severance and the divestiture of the ESP product line. Excluding these items operating expenses were $32.3 million in the third quarter. The Company continues to take various actions to reduce its breakeven point.

The Company ended 2003 with approximately $84.9 million of cash on hand, up from the third quarter level of $60.0 million. Approximately $26.8 million of cash was generated from operating activities in the fourth quarter, including $10.1 million received from the settlement of its accounts receivable with Cabovisao. Inventory levels and turns for the fourth quarter were $78.6 million and 3.9, respectively, which improved from the third quarter of $95.0 million and 3.2. Accounts receivable ended the fourth quarter at $56.3 million with DSO of 42, and compares to $61.6 million and DSO of 47 at the end of the third quarter. The Company ended the year with no short-term bank debt and terminated its revolving credit facility in the fourth quarter.

"Our strong performance during the fourth quarter of 2003 appears to be a precursor to increasing demand from our customers in response to the growing competition in their markets and their need for next generation high speed data and cable telephony products from ARRIS," said Bob Stanzione, ARRIS Chairman & CEO. He continued, "During the quarter we saw improved results across all areas of our business for our CBR telephony, VoIP telephony, and Supplies products. This demand was reflected both domestically and internationally with specific strength among some of our customers in Asia. We believe that the growing market demand for high speed data and voice over IP as well as a new trend towards video over IP will continue to fuel future demand for innovative ARRIS products."

The Company announced on December 17, 2003 that its new Cadant C3 CMTS was awarded Euro-DOCSIS 1.1 Qualification in the ECW13 round of Euro-DOCSIS Certification and joins their Cadant C4 and Cornerstone CMTS 1500 products which had been previously qualified in earlier certification waves. The C3 not only supports Euro-DOCSIS 1.1, but ATDMA and VPN as well and is well suited for offering tiered data services in smaller hubs and private networking applications. Of note is that in mid-December, Time Warner Communications purchased 42 of the C3 CMTS units along with supporting software and support packages for the products which will be deployed in Time Warner's Oceanic operations in Hawaii.

ARRIS expects to mail on or after February 4, 2004 a notice to call for redemption in March 2004, $50 million in principal amount of its 4-1/2% Convertible Subordinated Notes due 2008 ("Called Notes"). The Called Notes were originally issued on March 18, 2003 in the aggregate principal amount of $125 million. The Called Notes will be selected in accordance with the applicable procedures of Depository Trust Company for partial redemptions. Prior to the redemption date, holders may convert the Called Notes into shares of ARRIS common stock at a price of $5.00 per share (200 shares per $1,000 principal amount of Notes) rather than accept redemption. Upon redemption, ARRIS will pay holders of the Called Notes that have not been converted into common stock $1,000 per $1,000 principal amount of Notes plus accrued and unpaid interest. In addition to this redemption price and in accordance with the terms of the indenture governing the Notes, ARRIS will pay in shares of its common stock an interest "make-whole" payment to all holders of the Called Notes on the date of the redemption notice, including holders of the Called Notes who convert such Notes prior to the redemption date.

This press release is not ARRIS' notice of redemption under the indenture governing the Notes. ARRIS is not obligated to redeem the Notes or make the interest make-whole payment to any holder until the notice of redemption is mailed to holders of the Notes in accordance with the indenture.

Larry Margolis, ARRIS EVP & CFO, commented, "We are very encouraged by our fourth quarter results. We now project that our revenues for the first quarter of 2004 will be in the range of $110 to $120 million with net income (loss) per share, on a U.S. GAAP basis, in the range of $(0.25) to $(0.20) inclusive of amortization of intangibles of $(0.12), lease termination and other costs of approximately $(0.08) associated with the consolidation of

Atlanta facilities planned for the first quarter, and $(0.05) for the make-whole payment associated with the Note redemption. Our first quarter weighted average share base is expected to be approximately 78.4 million shares, which assumes the $50 million of Notes are converted into shares. Our guidance for the first quarter of 2004 is down somewhat sequentially as compared to the fourth quarter of 2003 results, reflecting the usual seasonality of the first quarter plus the fact that approximately $6 million of shipments that we had anticipated in the first quarter were shipped in the fourth quarter. We still see 2004 as the year when we return to profitability, excluding amortization of intangibles."

ARRIS management will conduct a conference call at 8:30am EST on Wednesday, February 4, 2004 to discuss these results in detail. You may participate in this conference call by dialing 877-691-0879 prior to the start of the call and providing the ARRIS Group Inc. name and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release during the period between the 6:30pm EST release on February 3, 2004 and the completion of the scheduled conference call on February 4, 2004. A replay of the conference call can be accessed through Monday, February 9, 2004 by dialing (877) 519-4471 and using the PIN#4410561. A replay also will be made available for a period of 12 months following the conference call on ARRIS' website at www.arrisi.com.

ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Duluth, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS' products and services is found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

         -        first quarter 2004 revenues and earnings;
         -        full year 2004 earnings and return to profitability;
         -        the general market outlook and acceptance of ARRIS products;
         - the timing of improvements in industry conditions, including future demand; and
         -        the intention to partially redeem the Notes

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

         - projected results for the first quarter of 2004 as well as the general outlook for 2004 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management's control;

         - because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption;

         - several of the substantial participants in our industry, including some of our customers are in a weakened financial condition which could directly or indirectly cause a reduced demand for our products or other unexpected consequences, additionally, we cannot be certain if or when the general uncertainty in our industry will stabilize or improve; and

         - ARRIS' common stock price could decrease substantially, affecting ARRIS' decision to call the Notes for redemption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business. Additional information regarding these and other factors can be found in ARRIS' reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.



                                    # # # #

                                ARRIS GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                             DECEMBER 31   SEPTEMBER 30   JUNE 30      MARCH 31     DECEMBER 31
                                                                2003          2003          2003         2003          2002
                                                             (UNAUDITED)   (UNAUDITED)   (UNAUDITED)  (UNAUDITED)
                                                             -----------   ------------  -----------  -----------    ---------
ASSETS
Current assets:
   Cash and cash equivalents                                  $  84,882     $  59,981     $  67,217     $  76,543     $  98,409
   Accounts receivable, net                                      56,344        61,345        54,942        69,264        78,743
   Accounts receivable from Nortel                                   --           282           215           289         2,212
   Other receivables                                              1,280         1,410         1,289         1,919         3,154
   Inventories                                                   78,562        95,009       105,980       104,331       104,203
   Investment held for resale                                        --            --           103           160           137
   Other current assets                                          14,035        10,584         9,643        12,198        13,132
                                                              ---------     ---------     ---------     ---------     ---------

            Total current assets                                235,103       228,611       239,389       264,704       299,990

Property, plant and equipment, net                               25,376        27,177        28,093        30,210        34,540
Goodwill                                                        150,569       150,569       150,569       151,253       151,265
Intangibles                                                      30,362        41,144        48,054        56,794        64,843
Investments                                                       5,504         5,296         5,989         7,333         6,296
Other assets                                                      4,945         8,895         9,723        11,702         6,478
                                                              ---------     ---------     ---------     ---------     ---------

                                                              $ 451,859     $ 461,692     $ 481,817     $ 521,996     $ 563,412
                                                              =========     =========     =========     =========     =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                           $  24,293     $  25,752     $  28,807     $  29,343     $  24,253
   Accrued compensation, benefits and related taxes               4,267         4,310         4,657         5,098        12,081
   Accounts payable and accrued expenses - Nortel                    96           140           427           540        11,303
   Current portion of long-term debt                              1,073         1,060           184        11,755        23,887
   Current portion of capital lease obligations                      14            22         1,171         1,415         1,120
   Other accrued liabilities                                     34,683        36,335        39,828        39,513        44,360
                                                              ---------     ---------     ---------     ---------     ---------

            Total current liabilities                            64,426        67,619        75,074        87,664       117,004

Capital lease obligations, net of current portion                    --            --           139           337           158
Long-term debt                                                  125,092       125,365       125,000       125,028            --
Other long-term liabilities                                      12,960        12,637        12,530        11,816        11,342
                                                              ---------     ---------     ---------     ---------     ---------

            Total liabilities                                   202,478       205,621       212,743       224,845       128,504

Membership interest - Nortel                                         --            --            --            --       114,518
                                                              ---------     ---------     ---------     ---------     ---------

            Total liabilities & membership interest             202,478       205,621       212,743       224,845       243,022

Stockholders' equity:
   Preferred stock                                                   --            --            --            --            --
   Common stock                                                     773           774           757           758           831
   Capital in excess of par value                               586,008       586,107       577,592       578,397       603,563
   Unearned compensation                                         (8,104)       (9,362)       (2,397)       (3,328)       (1,649)
   Unrealized holding gain (loss) on marketable securities          771           132            90           445           227
   Unfunded pension losses                                       (1,293)       (1,219)       (1,219)       (1,219)       (1,219)
   Retained earnings                                           (328,642)     (320,245)     (305,652)     (277,883)     (281,329)
   Cumulative translation adjustments                              (132)         (116)          (97)          (19)          (34)
                                                              ---------     ---------     ---------     ---------     ---------

            Total stockholders' equity                          249,381       256,071       269,074       297,151       320,390
                                                              ---------     ---------     ---------     ---------     ---------

                                                              $ 451,859     $ 461,692     $ 481,817     $ 521,996     $ 563,412
                                                              =========     =========     =========     =========     =========

                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                             --------------------------   -------------------------
                                                                                 THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                                    DECEMBER 31,                  DECEMBER 31,
                                                                             --------------------------   -------------------------
                                                                                2003           2002           2003           2002
                                                                             (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                                                                             ---------      ---------     ---------      ---------
Net sales                                                                    $ 127,822      $ 122,407      $ 433,986      $ 651,883
Cost of sales                                                                   85,333         79,682        307,726        425,231
                                                                             ---------      ---------      ---------      ---------
  Gross profit                                                                  42,489         42,725        126,260        226,652
Operating expenses:
  Selling, general, administrative and development                              36,001         39,023        151,980        200,574
  Restructuring and impairment charges                                             555          7,113            891          7,113
  Impairment of goodwill                                                            --         70,209             --         70,209
  Amortization of intangibles                                                    8,965          8,708         35,249         34,494
                                                                             ---------      ---------      ---------      ---------
                                                                                45,521        125,053        188,120        312,390
                                                                             ---------      ---------      ---------      ---------
Operating profit (loss)                                                         (3,032)       (82,328)       (61,860)       (85,738)

Interest expense                                                                 2,908          1,859         10,443          8,383
Membership interest                                                                 --          2,750          2,418         10,409
Loss (gain) on debt retirement                                                   2,342         (1,974)       (26,164)         7,302
Loss (gain) on investments                                                         441         12,423          1,436         14,894
Other (income) expense, net                                                         25         (1,669)        (2,329)        (5,513)
                                                                             ---------      ---------      ---------      ---------
  Income (loss) from continuing operations before income taxes                  (8,748)       (95,717)       (47,664)      (121,213)

Income tax expense (benefit)                                                        --             --             --         (6,800)
                                                                             ---------      ---------      ---------      ---------

  Net income (loss) from continuing operations                                  (8,748)       (95,717)       (47,664)      (114,413)

Discontinued Operations:
  Income (loss) from discontinued operations                                       351          1,671            351        (18,794)
  Income tax expense (benefit)                                                      --             --             --             --
                                                                             ---------      ---------      ---------      ---------
    Gain (loss) from discontinued operations                                       351          1,671            351        (18,794)
                                                                             ---------      ---------      ---------      ---------

      Net income (loss) before cumulative effect of an accounting change        (8,397)       (94,046)       (47,313)      (133,207)

Cumulative effect of an accounting change - goodwill                                --             --             --         57,960
                                                                             ---------      ---------      ---------      ---------

  Net income (loss)                                                          $  (8,397)     $ (94,046)     $ (47,313)     $(191,167)
                                                                             =========      =========      =========      =========

Net income (loss) per common share
   Basic: Income (loss) from continuing operations                           $   (0.12)     $   (1.16)     $   (0.62)     $   (1.40)
          Income (loss) from discontinued operations                                --           0.02             --          (0.23)
          Cumulative effect of an accounting change                                 --             --             --          (0.71)
                                                                             ---------      ---------      ---------      ---------

   Basic: Net income (loss)                                                  $   (0.11)     $   (1.14)     $   (0.62)     $   (2.33)
                                                                             =========      =========      =========      =========

   Diluted: Income (loss) from continuing operations                         $   (0.12)     $   (1.16)     $   (0.62)     $   (1.40)
            Income (loss) from discontinued operations                              --           0.02             --          (0.23)
            Cumulative effect of an accounting change                               --             --             --          (0.71)
                                                                             ---------      ---------      ---------      ---------

   Diluted: Net income (loss)                                                $   (0.11)     $   (1.14)     $   (0.62)     $   (2.33)
                                                                             =========      =========      =========      =========

Weighted average common shares
Basic                                                                           75,363         82,666         76,839         81,934
                                                                             =========      =========      =========      =========

Diluted                                                                         75,363         82,666         76,839         81,934
                                                                             =========      =========      =========      =========


                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                            FOR THE THREE MONTHS        FOR THE TWELVE MONTHS
                                                                               ENDED DECEMBER 31,         ENDED DECEMBER 31,
                                                                             2003         2002            2003          2002
                                                                         (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                                                                         -----------   -----------    -----------     ----------
OPERATING ACTIVITIES:
  Net income (loss)                                                      $  (8,397)     $ (94,046)     $ (47,313)     $(191,167)
  Adjustments to reconcile net income (loss) to net cash provided by
  (used in) operating activities:
         Depreciation                                                        2,928          4,741         16,145         20,400
         Amortization of intangibles                                         8,965          8,708         35,249         34,494
         Amortization of unearned compensation                               1,116            546          3,370          1,850
         Amortization of deferred finance fees                               1,250            893          4,621          2,859
         Write-off of deferred finance fees                                  2,342             --          2,342             --
         Provision for doubtful accounts                                        46          2,678          7,906         29,744
         Gain on sale of Cabovisao receivables                              (1,477)            --         (1,477)            --
         Loss on disposal of fixed assets                                      241              5            252            322
         Loss (gain) on investments                                            441         12,423          1,436         14,894
         Cash proceeds from sale of trading securities                          --             --            226             60
         Loss (gain) on debt retirement                                         --         (1,974)       (28,506)         7,302
         Loss (gain) on sale of ESP product line                                (8)            --          1,365             --
         Loss (gain) on sale of discontinued product lines                      --         (4,577)        (2,000)         3,959
         Impairment of goodwill                                                 --         70,209             --         70,209
         Cumulative effect of an accounting change - goodwill                   --             --             --         57,960
  Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
         Sales of Cabovisao accounts receivable                              8,321             --          8,321             --
         Accounts receivable                                                (1,607)        51,715          8,671         26,422
         Other receivables                                                     130            612          1,874          6,895
         Inventory                                                          16,447         12,331         26,210         53,431
         A/P & accrued liabilities                                            (820)       (24,446)       (22,670)       (39,745)
         Income taxes recoverable                                               --             --             --          5,066
         Accrued membership interest                                            --          2,750          2,418         10,409
         Other, net                                                         (3,119)         8,725         (3,708)         2,028
                                                                         ---------      ---------      ---------      ---------
           NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES              26,799         51,293         14,732        117,392

INVESTING ACTIVITIES:
   Purchases of property, plant, and equipment                              (1,703)        (1,391)        (5,916)        (7,923)
   Cash proceeds from sale of Keptel product line                               --             --             --         30,000
   Cash proceeds from sale of Actives product line                              --         30,000          1,800         30,000
   Cash paid for acquisition                                                    --             --         (2,842)          (874)
   Cash paid for disposal of ESP product line                                   --             --           (231)            --
   Other                                                                        --            (50)            26            (50)
                                                                         ---------      ---------      ---------      ---------
           NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              (1,703)        28,559         (7,163)        51,153

FINANCING ACTIVITIES:
  Proceeds from issuance of debt                                                --             --        126,597             --
  Redemption of preferred membership interest                                   --             --        (88,430)            --
  Repurchase and retirement of common stock                                     --           (115)       (28,000)          (115)
  Payments on capital lease obligations                                         (8)          (253)        (2,130)          (903)
  Payments on debt obligations                                                (260)       (73,737)       (24,585)       (73,737)
  Deferred finance costs paid                                                   --         (1,375)        (5,797)        (1,725)
  Proceeds from issuance of stock                                               73             --          1,249          1,007
                                                                         ---------      ---------      ---------      ---------
           NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                (195)       (75,480)       (21,096)       (75,473)

           NET INCREASE IN CASH AND CASH EQUIVALENTS                        24,901          4,372        (13,527)        93,072
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                            59,981         94,037         98,409          5,337
                                                                         ---------      ---------      ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $  84,882      $  98,409      $  84,882      $  98,409
                                                                         =========      =========      =========      =========

                                ARRIS GROUP, INC.
                      SUPPLEMENTAL EARNINGS RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                ------------------------------------       -------------------------------------
                                                THREE MONTHS ENDED DECEMBER 31, 2003       TWELVE MONTHS ENDED DECEMBER 31, 2003
                                                ------------------------------------       -------------------------------------
                                                                        PER DILUTED                              PER DILUTED
                                                   AMOUNT                  SHARE              AMOUNT                SHARE
                                                -------------           ------------       -------------         -----------
Net income (loss)                                   $ (8,397)            $    (0.11)          $  (47,313)         $    (0.62)

Highlighted items:
  Amortization of intangibles                          8,965                   0.12               35,249                0.46
  Loss (gain) on debt retirement                       2,342                   0.03              (26,164)              (0.34)
  Patent litigation damages                            3,030                   0.04                3,030                0.04
  Severance related to workforce reduction               407                   0.01                3,321                0.04
  Early termination fee associated with lease            184                     --                  184                  --
  Loss (gain) on sale of ESP product line                 (8)                    --                1,365                0.02
  Allowance for Cabovisao receivable                      --                     --                6,400                0.08
  Gain related to sale of Cabovisao receivable        (1,477)                 (0.02)              (1,477)              (0.02)
  Write-off of customer relationship software             --                     --                2,243                0.03
  Loss on investments                                    441                   0.01                1,436                0.02
    Total highlighted items                           13,884                   0.18               25,587                0.33
                                                    --------             ----------           ----------          ----------
Net income (loss) excluding highlighted items       $  5,487             $     0.07           $  (21,726)         $    (0.28)
                                                    ========             ==========           ==========          ==========

Weighted average common shares - diluted                                     75,363                                   76,839
                                                                         ==========                               ==========


ARRIS believes that presenting net income (loss) and earnings per share amounts adjusted for the events described above provides meaningful information which will allow investors to more easily compare ARRIS' financial performance period to period. Therefore, ARRIS will continue to provide similar information in the future with full schedules reconciling the differences between GAAP and non-GAAP financial measures. As used herein, "GAAP" refers to accounting principles generally accepted in the United States.